SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K



                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                            May 16, 1994
                   (Date of earliest event reported)


                Advanced Technology Laboratories, Inc.
        (Exact name of registrant as specified in its charter)


     Delaware                        0-15160             91-1353386
     (State or other               (Commission        (I.R.S. Employer
     jurisdiction of               File Number)      Identification No.)
     organization)


     22100 Bothell Everett Highway,
     P.O. Box 3003,  Bothell, WA                      98041-3003
     (Address of principal executive offices)         (Zip Code)


     Registrant's telephone number, including area code:
     (206) 487-7000

               Exhibit Index is on page 8 of this filing

Item 2.   Acquisition or Disposition of Assets

On April 18, 1994, Advanced Technology Laboratories, Inc. ("ATL" or the "Company" ) and Interspec, Inc. ("Interspec") distributed to each of its respective shareholders a Notice and Proxy Statement/Prospectus seeking approval for a previously announced Agreement and Plan of Merger (the "Merger") whereby Interspec would become a wholly owned subsidiary of ATL through an exchange of 0.413 shares of ATL stock for each share of Interspec stock.

On May 16, 1994, ATL announced that its shareholders had approved the Merger. Also, on May 16, 1994, Interspec announced that its shareholders had approved the issuance of ATL stock to consummate the Merger.

On May 17, 1994, the effective date of the Merger, ATL Sub Acquisition Corp., a wholly owned subsidiary of ATL, was merged with Interspec, with Interspec continuing as the surviving corporation and as a wholly owned subsidiary of ATL with 100 shares of common stock outstanding. Also, on May 17, 1994, ATL announced that the Merger transaction had been completed and that the Company would be mailing transmittal forms to Interspec's shareholders to exchange their Interspec stock certificates for ATL certificates. Effective at 11:59 p.m. Eastern Daylight Savings Time on May 17, 1994, all shares of the Interspec common stock ceased to be outstanding and traded, and each share of Interspec common stock thereafter represents a right to acquire 0.413 shares of ATL common stock issued in connection with the Merger.

Following the merger, the fiscal year end for the combined companies will end December 31, consistent with ATL's fiscal year. In order to conform the financial reporting periods of the two companies, the results of Interspec's operations for the one month period ended March 31, 1994 will be excluded from the consolidated statements of income and cash flows and be reported as an adjustment to retained earnings.

The Company is anticipating incurring expenses of approximately $3 million for the integration of the operations of ATL and Interspec associated with the termination of Interspec dealer arrangements and consolidation of operations in countries outside the United States, compared to $2 million previously estimated. In addition, in a recent development, accounts receivable of approximately $1.5 million have been garnished in the bankruptcy proceeding of Interspec's former Italian distributor, a proceeding reported in Interspec's Quarterly Report on Form 10-Q for the period ended February 28, 1994. As a result, a reserve of $2.2 million has been established for the $1.5 million in garnished receivables and the remaining unreserved receivable of $0.7 million owed Interspec by the Italian distributor. Approximately $2.1 million of the estimated $5.2 million total of the two preceeding non recurring operating expense items was incurred by Interspec in March 1994 and will not be reported in the Company's second quarter statement of income, but will be charged to retained earnings due to the conformance of financial reporting periods as discussed above. Additionally, as previously reported, Merger costs of approximately $2.3 million relating primarily to legal, accounting, investment advisory and printing services will be charged against income in the second quarter of 1994.


Item 7.   Financial Statement, Pro Forma Financial
Information and Exhibits

          b. Pro Forma Financial Information.


      UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined Statements of Income and Balance Sheet give effect to the Merger on the pooling-of-interests method of accounting. These unaudited pro forma condensed combined Financial Statements have been prepared from the historical consolidated financial statements of ATL and of Interspec incorporated by reference herein and should be read in conjunction therewith. See "Exhibits."

This pro forma condensed combined information is not necessarily indicative of actual or future operating results or financial position that would have occurred or will occur upon consummation of the Merger.

         UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             April 1, 1994

                                          Historical            Pro Forma
(In thousands)                          ATL    Interspec    Adjust-  Combined
                                                             ments

                                ASSETS

CURRENT ASSETS
  Cash and short-term investments    $52,799   $    114             $ 52,913
  Receivables                         87,363     17,682    $(2,100)  102,945
  Inventories                         72,271     16,424     (2,082)   86,613
  Prepaid expenses                     1,477      1,043                2,520
  Deferred income taxes                7,400      1,571                8,971
                                     -------    -------    -------- --------
                                     221,310     36,834     (4,182)  253,962

MARKETABLE DEBT SECURITY               4,988         --                4,988
PROPERTY, PLANT AND EQUIPMENT, NET    41,352     14,215               55,567
OTHER ASSETS, NET                      2,646      5,622                8,268
                                    --------    -------    -------- --------
                                    $270,296    $56,671    $(4,182) $322,785
                                    ========    =======    ======== ========

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Short-term borrowings             $    573    $ 5,500              $ 6,073
  Current installments of long-term
     debt                                 --      1,282                1,282
  Accounts payable and accrued
     expenses                         43,916     10,375    $(2,100)   52,191
  Deferred revenue                    30,187        929               31,116
  Taxes on income                      4,530        168                4,698
                                   ---------    -------    -------- --------
                                      79,206     18,254     (2,100)   95,360

DEFERRED INCOME TAXES                  3,057      1,571                4,628
LONG-TERM DEBT, LESS CURRENT
   INSTALLMENTS                           --      4,170                4,170
SUBORDINATED LONG-TERM DEBT               --      1,588                1,588
SUBORDINATED LONG-TERM DEBT - RELATED
   PARTIES                                --      4,912                4,912
SHAREHOLDERS' EQUITY                 188,033     26,176     (2,082)  212,127
                                    --------    -------    -------- --------
                                    $270,296    $56,671    $(4,182) $322,785
                                    ========    =======    ======== ========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

               For the three months ended April 1, 1994

                                Historical           Pro Forma
(In thousands except per      ATL   Interspec    Adjust-  Combined
share data)                                       ments

REVENUES
  Product sales             $60,145  $12,527    $(1,985)  $70,687
  Service                    15,751    3,139       (220)   18,670
                            -------  -------    -------   -------
                             75,896   15,666     (2,205)   89,357
COST OF SALES
  Cost of product sales      34,211    6,009     (1,353)   38,867
  Cost of service             9,687    2,173       (210)   11,650
                            -------  -------    -------   -------
                             43,898    8,182     (1,563)   50,517

GROSS PROFIT                 31,998    7,484       (642)   38,840

OPERATING EXPENSES
  Selling, general and
    administrative           20,602    4,654               25,256
  Research and development   10,286    2,339               12,625
  Other expense, net            354       76                  430
                            -------  -------     ------   -------
                             31,242    7,069               38,311

INCOME FROM OPERATIONS          756      415       (642)      529

Interest income                 520      103                  623
Interest expense               (125)    (306)                (431)
                            -------  -------     ------   -------
INCOME BEFORE INCOME TAXES    1,151      212       (642)      721

Provision for income taxes      409       11                  420
                            -------  -------     ------   -------
NET INCOME                  $   742  $   201     $ (642)  $   301
                            =======  =======     ======   =======

Net income per share          $0.07    $0.03                $0.02


Weighted average common
shares and equivalents       10,570    6,325               13,182
outstanding


   See accompanying notes to unaudited pro forma condensed combined financial statements.

      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

               For the three months ended April 2, 1993

                                Historical          Pro Forma
(In thousands except per      ATL   Interspec    Adjust-  Combined
share data)                                       ments

REVENUES
  Product sales             $66,610  $11,644    $(1,463)  $76,791
  Service                    14,789    2,803       (148)   17,444
                            -------  -------    -------   -------
                             81,399   14,447     (1,611)   94,235
COST OF SALES
  Cost of product sales      35,659    5,757     (1,448)   39,968
  Cost of service             9,912    2,088       (146)   11,854
                            -------  -------    -------   -------
                             45,571    7,845     (1,594)   51,822

GROSS PROFIT                 35,828    6,602        (17)   42,413

OPERATING EXPENSES
  Selling, general and
    administrative           22,326    3,944               26,270
  Research and development   10,354    1,905               12,259
  Other expense (income),net  1,598      (40)               1,558
                            -------  -------     ------   -------
                             34,278    5,809               40,087

INCOME FROM OPERATIONS        1,550      793        (17)    2,326

Interest income                 889       42                  931
Interest expense               (185)    (247)                (432)
                            -------  -------     ------   -------
INCOME BEFORE INCOME TAXES    2,254      588        (17)    2,825

Provision for income taxes      337        3                  340
                            -------  -------     ------   -------

NET INCOME                 $  1,917  $   585     $  (17)  $ 2,485
                           ========  =======     ======   =======


Net income per share          $0.17    $0.09                $0.18


Weighted average common
shares and equivalents       11,348    6,347               13,969
outstanding


   See accompanying notes to unaudited pro forma condensed combined financial statements.

 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: The pro forma condensed combined Balance Sheet reflects the result of combining the balance sheet of ATL as of April 1, 1994 with the balance sheet of Interspec as of February 28, 1994, the end of the companies' respective first quarters for fiscal year 1994.

The pro forma condensed combined Statements of Income for the three months ended April 1, 1994 and April 2, 1993 reflect the results of combining the historical results of operations of ATL and of Interspec. Interspec's first fiscal quarter ends on February 28. The Interspec Statements of Income for the three months ended February 28, 1994 and 1993 have been combined with the ATL Statements of Income for the three months ended April 1, 1994 and April 2, 1993, respectively.

Following the merger, the fiscal year end for the combined companies will end December 31, consistent with ATL's fiscal year. Prior to the Merger, Interspec's year end was November 30. In order to conform the financial reporting periods of the two companies, the results of Interspec's operations for the one month period ended March 31, 1994 will be excluded from the consolidated statements of income and cash flows and be reported as an adjustment to retained earnings.

Note 2: The pro forma condensed combined Statements of Income include adjustments to eliminate revenues and cost of sales generated from transactions between ATL and Interspec. The pro forma condensed combined Balance Sheet includes adjustments to eliminate the amount of unrealized profit in inventory and trade accounts receivable and payable resulting from transactions between ATL and Interspec.

Note 3: Merger costs listed in Item 2 on page 2 have not been reported in the accompanying pro forma combined financial statements.

Note 4: Per share data are based on the weighted average number of common shares and dilutive common share equivalents outstanding. The pro forma ATL Common Stock include shares of ATL Common Stock assumed to be issued as if the Merger had taken place at the beginning of the respective periods.



          c. Exhibits

          (2) a Joint Proxy Statement/Prospectus dated April 18, 1994, as filed in the ATL S-4
                    Registration Statement, Registration No. 33-53161, effective April 18, 1994.

          (13) a    Quarterly Report on Form 10-Q for the period ended
                    April 1, 1994.
          (13) b Interspec Quarterly Report on Form 10-Q for the period ended February 28, 1994.

          (20) a    Interspec Press Release dated May 16, 1994
          (20) b    ATL Press Release dated May 16, 1994
          (20) c    ATL Press Release dated May 17, 1994

                              SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ADVANCED TECHNOLOGY LABORATORIES, INC.,


DATED: May 31, 1994              BY: /s/ Harvey N. Gillis
                                    ---------------------------------
                                         Harvey N. Gillis,
                                         Sr. Vice President Finance &
                                         Administration, CFO and
																                         Treasurer

                             EXHIBIT INDEX

Exhibit                                                Sequentially
Number    Exhibit                                        Numbered
                                                           Page

2 (a)     Previously filed with and incorporated             -
          herein by reference to the Joint Proxy
          Statement/Prospectus dated April 18, 1994, as filed in the ATL Registration Statement on Form S-4, Registration No. 33-53161, effective April 18, 1994.

13 (a)    Previously filed with and incorporated             -
          herein by reference to the Quarterly Report on Form 10-Q for the period ended April 1, 1994.

13 (b)    Previously filed with and incorporated             -
          herein by reference to the Interspec, Inc.
          Form 10-Q Quarterly Report for the Quarter
          Ended February 28, 1994.

20 (a)    Interspec Press Release dated May 16, 1994         9

20  (b)   ATL Press Release dated May 16, 1994              10

20  (c)   ATL Press Release dated May 17, 1994              11

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